
<ARTICLE> 9
<LEGEND>
This Schedule contains summary financial information extracted from the Company's financial statements filed as part of its Report on Form 10-Q for the quarter ended March 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                          29,387
<INT-BEARING-DEPOSITS>                               0
<FED-FUNDS-SOLD>                                     0
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                    156,270
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                      2,271,688<F1>
<ALLOWANCE>                                   (74,491)
<TOTAL-ASSETS>                               2,502,043
<DEPOSITS>                                     165,697
<SHORT-TERM>                                   295,402
<LIABILITIES-OTHER>                             46,280
<LONG-TERM>                                  1,483,023
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             1
<OTHER-SE>                                     406,470
<TOTAL-LIABILITIES-AND-EQUITY>               2,502,043
<INTEREST-LOAN>                                 98,448
<INTEREST-INVEST>                                2,855
<INTEREST-OTHER>                                     0
<INTEREST-TOTAL>                               101,303
<INTEREST-DEPOSIT>                               2,393
<INTEREST-EXPENSE>                              33,160
<INTEREST-INCOME-NET>                           68,143
<LOAN-LOSSES>                                   18,000
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                                 35,943
<INCOME-PRETAX>                                 20,689
<INCOME-PRE-EXTRAORDINARY>                           0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    12,489
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0
<YIELD-ACTUAL>                                    8.14
<LOANS-NON>                                     48,719
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                74,323
<CHARGE-OFFS>                                 (22,071)
<RECOVERIES>                                     4,042
<ALLOWANCE-CLOSE>                               74,491
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                         74,491

<F1>Aristar, Inc. is technically a Commercial and Industrial Company subject to
Article 5 of Regulation S-X. However, as its primary business is consumer finance, the Company, although not a bank holding company, is engaged in similar lending activities. Therefore, in accordance with Staff Accounting Bulletin Topic 11-K, "Application of Article 9 and Guide 3," the Company has prepared its Financial Data Schedule for the quarter ended March 31, 1998 using the Article 9 format.

